UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, Tier Technologies, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Ronald L. Rossetti, providing for Mr. Rossetti’s employment as President and Chief Executive Officer of the Company through May 25, 2007. Mr. Rossetti is the Chairman of the Company’s Board of Directors and has been serving as President and Chief Executive Officer on an interim basis since May 31, 2006.

Pursuant to the Agreement, Mr. Rossetti will receive a base salary of $50,000 per month and a bonus of $50,000 per month. Pursuant to the Agreement, on July 26, 2006, Mr. Rossetti was granted an option to purchase 300,000 shares of the Company’s common stock at an exercise price of $5.50 per share, which vested as to 50% of the shares on the grant date, and vests as to an additional 25% of the shares on each of August 26, 2006 and November 26, 2006, provided that Mr. Rossetti is serving as the Company’s President and Chief Executive Officer on the applicable vesting date. If Mr. Rossetti’s employment terminates as a result of death or disability, if Mr. Rossetti terminates his employment for good reason or if the Company terminates Mr. Rossetti’s employment without cause, Mr. Rossetti will be entitled to a lump sum cash payment equal to his base salary and bonus for the remainder of the employment term, his unvested options will accelerate in full and his options will generally be exercisable for five years after the date of termination. In addition, the Company has agreed to make specified tax gross-up payments to Mr. Rossetti if he becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code upon a change of control of the Company.

This summary of the Agreement and the related non-statutory stock option agreement is qualified by reference to such agreements, which are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

August 1, 2006	By:	David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement between the Company and Ronald L. Rossetti, dated July 26, 2006.
99.2	Non-Statutory Stock Option Agreement between the Company and Ronald L. Rossetti, dated July 26, 2006.